As filed with the Securities and Exchange Commission on September 6, 2001

                                                     Registration No. 333-66612

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Pre-Effective Amendment No. 1
                                       To
                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               CYBER DIGITAL, INC.

                 (Name of Small Business Issuer in its Charter)


               New York                               3661                             11-2644640
        (State or Jurisdiction                  (Primary Standard                   (I.R.S. Employer
  of Incorporation or Organization)    Industrial Classification Code Number)     Identification Number)

                                 400 Oser Avenue
                                   Suite 1650
                            Hauppauge, New York 11788
                                 (516) 231-1200
          (Address and Telephone Number of Principal Executive Offices)

                                 400 Oser Avenue
                                   Suite 1650
                            Hauppauge, New York 11788
     (Address of Principal Place of Business or Intended Principal Place of
                                    Business)

                                  J.C. Chatpar
                               Cyber Digital, Inc.
                                 400 Oser Avenue
                                   Suite 1650
                            Hauppauge, New York 11788
                                 (516) 231-1200
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:

                            Scott S. Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                               ------------------

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                               ------------------

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                               ------------------

      If delivery of the Prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                              ------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
  Title of Each Class of     Number of     Proposed       Proposed    Amount
     Securities to be        Shares to      Maximum       Maximum       of
        Registered               be        Offering      Aggregate  Registration
                            Registered     Price Per      Offering      Fee
                                           Share (1)     Price (1)
--------------------------------------------------------------------------------
Common stock, par value      5,750,000       $0.95       $5,462,500   $1,365.63
$.01 per share                                                           (2)
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to the Rule 457(o) of the Securities Act, based on the average of the high and low sales prices for our common stock reported on the Over-the-Counter Bulletin Board on July 31, 2001.

(2) A registration fee in the amount of $1,365.63 was submitted to the Commission on August 2, 2001, upon the original filing of this registration statement.

                            ---------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      To the fullest extent that limitations on the liability of directors and officers are permitted by the New York Business Corporation Law, no director or officer of the Registrant shall have any liability to the Registrant or its Stockholder for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Registrant whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

      The Registrant shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the New York Business Corporation Law. The Registrant shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the New York Business Corporation Law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

      The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:


SEC registration fee.................   $1,365.63
Accounting fees and expenses.........   $1,000.00
Legal fees and expenses .............   $10,000
Miscellaneous........................   $1,000
 Total...............................   $13,365.63


Item 26.  Recent Sales of Unregistered Securities.

      In March 2001, we concluded a private placement of 645,253 restricted shares of our common stock to certain accredited investors and received net proceeds of $300,000. These securities were issued without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 27.  Exhibits and Financial Statement Schedules.

   (a)  Exhibits.

   Exhibit No.  Description of Document
   -----------  -----------------------

   3.1 Composite Amended and Restated Certificate of Incorporation of Cyber Digital (including the Certificate of Amendment for the Series D1 Preferred Stock) (incorporated herein by reference to
               Exhibit 3.1 to Cyber Digital's Report on Form 8-K filed on October 8, 1999 (the "8-K")).
   3.2 Composite Amended and Restated Bylaws of Cyber Digital (incorporated herein by reference to Exhibit 3.1 to Cyber Digital's Quarterly Report on Form 10-QSB for the period ended September 30, 1997 (the "September 1997 Form 10-QSB")).
   4.1 Form of Warrant Certificate (incorporated herein by reference to Exhibit 4.1 to the 8-K).
   4.2 Form of Registration Rights Agreement, dated as of September 30, 1999, relating to the Series D1 Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the 8-K).
   5.1 Opinion of Kramer Levin Naftalis & Frankel LLP (incorporated herein by reference to Cyber Digital's Registration Statement on Form SB-2 filed August 2, 2001 (the "SB-2")).
   10.1        1993 Stock Incentive Plan (incorporated herein by reference to
               Exhibit 10(a) to Cyber Digital's Annual Report on Form 10-K for the fiscal year ended March 31, 1994 (the "1994 Form 10-K")).
   10.2 Amended and Restated Employment Agreement dated as of August 4, 1997, between Cyber Digital and J.C. Chatpar (incorporated herein by reference to Exhibit 10.1 to the September 1997 Form 10-QSB).
   10.3 Manufacturing License Contract between Cyber Digital and National Telecommunications Co., dated as of December 4, 1995 (incorporated herein by reference to Exhibit 10(c) to Cyber Digital's 1996 Form 10-KSB/A).
   10.4 Manufacturing License Contract between Cyber Digital and Gujarat Communications and Electronics, Ltd. dated as of May 30, 1996 (incorporated herein by reference to Exhibit 10.5 to Cyber Digital's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997).
   10.5 Securities Purchase Agreement, dated as of September 30, 1999, by and among Cyber Digital and the Purchaser named therein, relating to the Series D1 Preferred Stock (incorporated herein by reference to Exhibit 10.1 to the 8-K).
   10.6        1997 Stock Incentive Plan (incorporated herein by reference to
               Exhibit 10.5 to Cyber Digital's 1999 Form 10-KSB/A).
   10.7 Private equity line of credit agreement dated as of July 2, 2001, between Cyber Digital and Grenville Finance Ltd. (incorporated herein by reference to the SB-2).
   10.8 Registration rights agreement between Cyber Digital and Grenville Finance Ltd. (incorporated herein by reference to the SB-2).
   10.9 Form of warrant dated July 2, 2001, issued by Cyber Digital to Grenville Finance Ltd. (incorporated herein by reference to the SB-2).
   10.10 Form of warrant dated July 2,2001, issued by Cyber Digital to Ladenburg Thalmann & Co. Inc. (incorporated herein by reference to the SB-2).
   23.1        Consent of Albrecht, Viggiano, Zureck & Company, P.C., C.P.A.
               (incorporated herein by reference to the SB-2).
   23.2 Consent of Kramer Levin Naftalis & Frankel LLP (incorporated herein by reference to the SB-2).

Item 28.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

                  (iii) include any additional or changed material
                        information on the plan of distribution.


            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Hauppauge, State of New York, on September 6, 2001.



                                        CYBER DIGITAL, INC.


                                        By: /s/ J.C. Chatpar
                                            -------------------------------
                                           J.C. Chatpar
                                           Chairman of the Board, President,
                                           Chief Executive Officer and
                                           Chief Financial Officer



      In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons on September 6, 2001 in the capacities stated.

      Signature                           Title
      ---------                           -----

      /s/ J.C. Chatpar                    Director, President, Chief
      ------------------------------      Executive Officer
                                          and Chief Financial Officer Director

    * ______________________________      Director
      Jack P. Dorfman

      * ____________________________      Director
      Jatinder Wadhwa

      * ____________________________      Director
      Andrew Van Etten

   * By: /s/ J.C. Chatpar
        ----------------------------
        Attorney-in-fact